EXHIBIT 10.13

DIRECTOR COMPENSATION AGREEMENT

THIS DIRECTOR COMPENSATION AGREEMENT (this “Agreement”), dated as of                      , is entered into by and between S1 Biopharma, Inc., a Delaware corporation (the “Company”), and                         (the “Director”).

Background:

A.                                    The Director desires to serve the Company as a non-employee member of the Company’s Board of Directors (the “Board”) and the Company desires to have the Director serve as a non-employee member of the Board.

NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the Company and the Director hereby agree as follows:

Section 1.                                           Member of the Board.  The Director has agreed to serve as a non-employee member of the Board and has been elected as a member of the Board.

Section 2.                                           Compensation and Benefits. In exchange for service as a non-employee member of the Board and the committees thereof, the Director shall be compensated as follows:

(a)                                 Standard Director Compensation. So long as the Director continues to serve as a non-employee member of the Board, the Director shall be entitled to receive the director compensation as established by the Board by resolution from time to time.  The current director compensation policy is set forth on Schedule I to this Agreement, which shall be updated from time to time to reflect the then current compensation as established by the Board.  Any cash compensation payable to the Director hereunder shall be paid quarterly, in arrears.

(b)                                 No Withholding.  In serving as a non-employee member of the Board pursuant to this Agreement, the Director shall not be an employee of the Company.  The Company shall report compensation paid hereunder consistent with the foregoing and the Director shall be liable for all withholding, Social Security and other taxes associated therewith.

Section 3.                                           Business Expenses.  The Company shall pay or reimburse the Director for all reasonable travel, business and entertainment expenses incurred by the Director necessary for the performance of his duties under this Agreement in accordance with such policies and procedures as the Company may from time to time establish for directors and subject to the Company’s normal requirements with respect to reporting and documentation of such expenses.

Section 4.                                           Entire Agreement; Amendment. This Agreement contains the entire agreement between the Company and the Director with respect to the subject matter hereof.  This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 5.                                           Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via registered mail, return receipt requested, addressed as follows:

if to the Director:

if to the Company:

S1 Biopharma, Inc.
Attention: President
7 World Trade Center
250 Greenwich St.
46th Floor
New York City, NY 10007

with a copy to:

Duane Morris LLP
Attention: Leslie J. Croland, P.A.
Suite 3400
200 South Biscayne Boulevard
Miami, FL 33131-2318

and/or to such other persons and addresses as any party shall have specified in writing to the other.

Section 6.                                           Assignability. Except as otherwise provided herein, this Agreement shall not be assignable by either party and shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, legal representatives, successors and assigns of the parties.  In the event that all or substantially all of the business of the Company is sold or transferred, then this Agreement shall be binding on the transferee of the business of the Company whether or not this Agreement is expressly assigned to the transferee.

Section 7.                                           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflict of laws principles.

Section 8.                                           Jurisdiction.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in New York County, New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

Section 9.                                           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 10.                                    Waiver and Further Agreement.  Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 11.                                    Headings of No Effect. The Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

COMPANY:

S1 Biopharma, Inc.

By:
Nicolas G. Sitchon
President and Chief Executive Officer

DIRECTOR:

Schedule I

Director Compensation Policy

{updated August 13, 2014}

The Board of Directors (the “Board”) of S1 Biopharma, Inc. (the “Company”) has determined the compensation of the members of the Board.  Therefore, the Board has adopted this Director Compensation Policy, which will be reviewed no less than annually and may be amended from time to time or at any time by the Board.

Members of the Board who are full-time employees of the Company shall receive no additional compensation for service on the Board.

Each of the members of the Board who are not full-time employees of the Company (“Non-Employee Directors”) shall receive the following cash compensation:

•                  $35,000 annually, on a prorated basis, for his or her service on the Board;

•                  $15,000 annually, on a prorated basis, for his or her service as the chair of the Audit Committee;

•                  $10,000 annually, on a prorated basis, for his or her service as the chair of the Compensation Committee;

•                  $10,000 annually, on a prorated basis, for his or her service as the chair of the Nominating and Corporate Governance Committee; and

•                  all cash compensation payable to Non-Employee Directors pursuant to the foregoing, shall accrue, and the Company shall not be obligated to pay the cash compensation to the Non-Employee Directors, until the closing of the Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended (the “IPO”).  Within thirty (30) days of the closing of the IPO, the Company shall pay to the Non-Employee Directors a lump sum equal to all accrued, but unpaid, cash compensation.

Additionally, each of the Non-Employee Directors shall be entitled to receive the following equity compensation:

•                  upon joining the Board, each of the Non-Employee Directors shall receive an initial grant of options to purchase such number of shares of Common Stock as is determined by dividing $50,000 by the fair market value of the Common Stock on the date that such options are granted (as determined by the Board), which shares will vest immediately as to 25% and will vest as to 6.25% each quarter thereafter over a period of three years, commencing with the first quarter after the date of grant; and

•                  upon re-election to the Board or the annual meeting of the Company’s stockholders, each of the Non-Employee Directors shall receive a grant of options to purchase such number of shares of Common Stock as is determined by dividing $50,000 the fair market value of the Common Stock on the date that such options are granted (as determined by the Board), which shares will vest immediately as to 25% and will vest as to 6.25% each quarter thereafter over a period of three years, commencing with the first quarter after the annual meeting of the Company’s stockholders.